UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2008

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

19850 S. Magellan Drive, Torrance, CA 90502
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2008, Enova Systems, Inc. entered into an agreement with Investec Bank (UK) Limited as placement agent to sell 2,131,274 shares of common stock. Investec presently serves as the Nominated Adviser in connection with the listing of Enova's common stock on the Alternative Investment Market (AIM) of the London Stock Exchange.

On the closing date of April 3, 2008, pursuant to the placing agreement, Enova sold the 2,131,274 shares of common stock at 195 pence sterling per share (approximately US$3.91 per share) to certain eligible offshore investors. Enova received approximately 4,200,000 pounds sterling (approximately US$8,300,000) in gross proceeds from the offering. The placement agent earned a 5% selling commission, resulting in proceeds to Enova before offering expenses of 3,990,000 pounds sterling (approximately $7,885,000).

The offer and sale of the shares were made pursuant to Regulation S under the Securities Act. Among other things, each investor purchasing shares of Enova's common stock in the offering represented that the investor is not a United States person as defined in Regulation S. In addition, neither Enova nor the placement agent conducted any selling efforts directed at the United States in connection with the offering. All shares of common stock issued in the offering included a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be "restricted securities." As a result, the purchasers of the shares will not be able to resell the shares unless in accordance with Regulation S, pursuant to a registration statement, or upon reliance of an applicable exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The placing agreement with Investec is attached to this Current Report on Form 8-K as Exhibit 10.

Cautionary Statement

This report is not an offer to sell shares of common stock. The shares covered by the placing agreement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States or to US persons absent registration or an applicable exemption for the registration requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

April 3, 2008	By:	Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10	Placing Agreement entered into March 26, 2008